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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-87958 and 333-127367 on Form S-8 and No. 333-168703 on Form S-3 of Regal Entertainment Group of our report dated February 24, 2011, relating to the financial statements of National CineMedia, LLC for the year ended December 30, 2010, appearing in Regal Entertainment Group's Form 10-K.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 24, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM